________ __, 2012

Aquasition Corp.
c/o Seacrest Shipping Co. Ltd.
8-10 Paul Street
London EC2A 4JH, England

Re:	Initial Public Offering

Gentlemen:

This letter (“ Letter Agreement ”) is being delivered to you in accordance with the Underwriting Agreement (the “ Underwriting Agreement” ) to be entered into by and between Aquasition Corp., a Marshall Islands company (the “ Company” ), and Lazard Capital Markets LLC, as representative of the several underwriters (the “ Underwriters ”), relating to an underwritten initial public offering (the “ Offering” ) of [__________] of the Company’s units (the “ Units ”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “ Common Stock” ), and one warrant exercisable for one share of Common Stock (each, a “ Warrant ”). The Units sold in the Offering shall be quoted and traded on the Nasdaq Capital Market pursuant to a registration statement on Form F-1 and prospectus (the “ Prospectus ”) filed by the Company with the Securities and Exchange Commission (the “ Commission” ). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “ Undersigned ”) hereby agrees with the Company as follows:

1.           The Undersigned agrees that if the Company seeks stockholder approval of a proposed Acquisition Transaction, then in connection with such proposed Acquisition Transaction, it (i) shall vote all of the Undersigned’s Founder Shares and Common Stock underlying the Placement Units in accordance with the majority of the votes cast by the Public Stockholders and (ii) shall vote any shares acquired by it in the Offering or the secondary public market in favor of such proposed Acquisition Transaction.

2.           The Undersigned hereby agrees that in the event that the Company fails to consummate an Acquisition Transaction within 18 months (or 24 months, pursuant to the automatic period extension) from the closing of the Offering, the Undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount then in the Trust Account as described in the Prospectus, and (iii) as promptly as reasonably possible following such redemption, dissolve and liquidate, and shall use their best efforts to cause the Company to complete the liquidation within 10 business days, subject in each case to the Company’s obligations under the laws of the Marshall Islands to provide for claims of creditors and other requirements of applicable law.

3.           The Undersigned acknowledges that they have no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Undersigned’s Founder Shares and the Common Stock underlying the Placement Units. The Undersigned hereby further waives, with respect to any Common Stock, any redemption rights it may have in connection with the consummation of an Acquisition Transaction, including, without limitation, any such rights available in the context of a stockholder vote to approve such Acquisition Transaction or in the context of a tender offer made by the Company to purchase Common Stock (although the Undersigned shall be entitled to liquidation rights with respect to any Common Stock (other than the Founder Shares and Common Stock underlying the Placement Units) it holds if the Company fails to consummate an Acquisition Transaction within 18 months (or 24 months, pursuant to the automatic period extension) from the date of the closing of the Offering).

4.           In the event of the liquidation of the Trust Account, the Undersigned agrees, jointly and severally, to indemnify and hold harmless, jointly and severally, the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement with (a “ Target “); provided, however, that such indemnification of the Company shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.30 per share of Common Stock sold in the Offering (the “ Offering Shares ”), and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account and such agreement is valid and enforceable. Notwithstanding any of the foregoing, such indemnification of the Company by the Undersigned shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Undersigned shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Undersigned, the Undersigned notifies the Company in writing that the Undersigned shall undertake such defense.

[For Initial Shareholders Only]

5.           In the event the over-allotment option is not exercised in full, the Undersigned acknowledges and agrees that he, she or it shall forfeit any and all rights of the Undersigned’s rights to such number of Founder Shares (up to an aggregate of [ Insert number of Founder Shares subject to forfeiture by applicable signatory ] Founder Shares and pro rata based upon the percentage of the over-allotment option not exercised) such that immediately following such forfeiture, the Undersigned and all other founders will own an aggregate number of shares of Common Stock (not including (i) shares of Common Stock underlying the Placement Units, (ii) shares of Common Stock issuable upon exercise of any Warrants or (iii) any shares of Common Stock purchased by the Undersigned in the Company’s Offering or in the aftermarket) equal to 20% of the issued and outstanding shares of Common Stock immediately following the Offering. If any Founder Shares are forfeited in accordance with this Section 5, then after such time the Undersigned (or successor in interest), shall no longer have any rights as a holder of such Founder Shares, and the Company shall take such action as is appropriate to cancel such Founder Shares. In addition, the Undersigned hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this Section 5.

6.           (a)          In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the Undersigned agrees that until the earliest of the Company’s initial Acquisition Transaction, liquidation or such time as the Undersigned ceases to be an officer or director of the Company, he, she or it shall present to the Company for its consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to the Company, subject to any pre-existing fiduciary or contractual obligations the Undersigned might have.

(b)           The Undersigned understands that the Company may effect an Acquisition Transaction with a single target business or multiple target businesses simultaneously and agrees that he shall not participate in the formation of, or become an officer or director of, any blank check company until the Company has entered into a definitive agreement regarding its initial Acquisition Transaction or the Company has failed to complete an initial Acquisition Transaction within 18 months (or 24 months, pursuant to the automatic period extension) from the closing of the Offering; provided , however, that nothing contained herein shall override the Undersigned’s fiduciary obligations to any entity with which he is currently directly or indirectly associated or affiliated or by whom he is currently employed.

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(c)           The Undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Undersigned of his obligations under paragraphs 6(a) and/or 6(b) herein, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

[For the Initial Shareholders Only]

7.           (a)          Until one year after the completion of the Company’s initial Acquisition Transaction (such applicable period being the “ Share Lock-Up Period “), the Undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Undersigned’s Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

[For Placement Unit Holders Only]

(b)           Until 30 days following the completion of the Company’s initial Acquisition Transaction (“ Placement Unit Lock-Up Period “ and together with the Share Lock-up Period, the “Lock-up Period” ), the Undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Undersigned’s Placement Units and the respective securities underlying the Undersigned’s Placement Units, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Placement Units and the respective securities underlying the Undersigned’s Placement Units, whether any such transaction is to be settled by delivery of the Placement Units or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

[For all officers, directors and initial shareholders]

(c)           During the period commencing on the date of the Underwriting Agreement and ending 180 days after the consummation of the Offering, the Undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with respect to, any Units, Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

[For all officers and directors]

(d)           The Undersigned agrees not to propose any amendment to the Company’s memorandum and articles of association relating to an Acquisition Transaction or the Company’s automatic dissolution, nor to conduct a solicitation of shareholders for such purpose.

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(e)           Notwithstanding the provisions of paragraphs [7(a), 7(b) and 7(c)] herein, the Undersigned may transfer the Undersigned’s Shares and/or Undersigned’s Placement Units and the respective securities underlying the Undersigned’s Placement Units (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Undersigned or to any limited partner(s) of the Undersigned; (ii) by gift to a member of the Undersigned’s immediate family or to a trust, the beneficiary of which is a member of the Undersigned’s immediate family, an affiliate of the Undersigned or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the Undersigned; (iv) pursuant to a qualified domestic relations order; (v) with respect to limited liability companies and partnerships to their respective members or partners, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, or (vii) by private sales made at or prior to the consummation of our initial Acquisition Transaction at prices no greater than the price at which the shares were originally purchased; provided, however, that, in each case these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in paragraphs [7(a) and 7(b)] herein, as the case may be.

(f)           Further, the Undersigned agrees that after the Lock-Up Period, as applicable, has elapsed, the Undersigned’s Shares and the Undersigned’s Placement Units and the respective securities underlying such Placement Units, shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company, the Undersigned acknowledges that pursuant to that certain registration rights agreement to be entered into between the Company, the Undersigned’s and the Undersigned, the Undersigned may request that a registration statement relating to the Founder Shares, and the Placement Units and/or the securities underlying the Undersigned’s Placement Units be filed with the Commission prior to the end of the Lock-Up Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Lock-Up Period, as applicable.

8.           The Undersigned’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the Undersigned’s background. The Undersigned’s questionnaires furnished to the Company is true and accurate in all respects. The Undersigned represents and warrants that:

(a)           the Undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           the Undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the Undersigned is not currently a defendant in any such criminal proceeding; and

(c)           the Undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.           Except as disclosed in the Prospectus, neither the Undersigned, any affiliate of the Undersigned, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Acquisition Transaction (regardless of the type of transaction that it is), other than the following:

(a)           repayment of a $[__________] loan made to the Company by [__________], pursuant to a Promissory Note dated [_________];

(b)           payment of an aggregate of $[_________] per month to [_________], an affiliate of [__________], for office space, secretarial and administrative services, pursuant to an Administrative Support Agreement, dated [_________], 2012;

(c)           reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Acquisition Transaction, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of an Acquisition Transaction, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account interest income (net of franchise and income taxes payable); and

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(d)           repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Undersigned or an affiliate of the Undersigned or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Acquisition Transaction, provided, that, if the Company does not consummate an initial Acquisition Transaction, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, however, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account interest income (net of taxes payable on such interest).

10.          The Undersigned has full right and power, without violating any agreement to which he or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement [and, in the case of the Undersigned, to serve as chairman of the board of directors of the Company][, and hereby consents to being named in the Prospectus as an officer and director of the Company].

11.          As used herein, (i) “ Acquisition Transaction ” shall mean the acquisition by the Company through a merger, capital stock exchange, asset acquisition, stock purchase, or similar acquisition transaction, of one or more operating businesses or assets; (ii) “ Founder Shares” shall mean the [_________] shares of Common Stock acquired by the founders of the Company for an aggregate purchase price of $25,000 prior to the consummation of the Offering; (iii) “ Placement Units” shall mean the [_________] units, which are identical to the Units except that the warrants included in the Placement Units may be exercised on a cashless basis under certain circumstances and are subject to certain transfer restrictions, acquired by the founders of the Company for an aggregate purchase price of $[__________], or $[____] per Unit in a private placement that shall occur simultaneously with the consummation of the Offering; (iv) “ Public Stockholders” shall mean the holders of securities issued in the Offering; (v) “ Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering shall be deposited; and (vi) “ Public Shares” shall mean the shares of Common Stock which are being sold as part of the units in Offering.

12.          This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.          No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Undersigned and each of its respective successors, heirs, personal representatives and assigns.

14.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York County, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

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16.          This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period, or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated and closed by December 31, 2012, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

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Sincerely,
Name:
Title:

Acknowledged and Agreed:

AQUASITION CORP.

By:
Name:
Title:

LAZARD CAPITAL MARKETS LLC

By:
Name:
Title: